Exhibit 99.2

NEWS RELEASE

NCR Voyix Announces Reduction of $1.84 Billion of Debt and Other Obligations and Termination of Trade Receivables Facility

ATLANTA, September 30, 2024 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”) announced today the total reduction of $1.84 billion of its outstanding debt and other obligations, using a portion of the proceeds from the Company’s previously announced sale of its Digital Banking segment (the “Digital Banking Sale”).

A summary of the amounts repaid from proceeds from the Digital Banking Sale is included in the table below (in millions):

	Amount Outstanding Prior to Repayment	Amount Repaid	Amount Outstanding as of 9/30/2024
Senior secured credit facility:
Term loan facility[1]	$192.5	$192.5	$—
Revolving credit facility[2]	200.0	200.0	—
Tender offer for senior notes:
5.250% Senior Notes due 2030[3]	450.0	397.9	52.1
5.125% Senior Notes due 2029[3]	1,200.0	797.1	402.9
5.000% Senior Notes due 2028	650.0	—	650.0

Total Indebtedness:	2,692.5	1,587.5	1,105.0
Trade receivables facility[4]:	251.5	251.5	—

Total:	$2,944.0	$1,839.0	$1,105.0

[1]	The Company paid an additional $1.4 million in accrued interest on the term loan facility.
[2]	The Company paid an additional $1.2 million in accrued interest on the revolving credit facility. The repayments did not reduce the $500 million of commitments under the revolving credit facility.
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Amounts shown were used to settle the Company’s previously announced tender offer and are exclusive of accrued and unpaid interest. Pursuant to the terms of the tender offer the Company purchased $1,195.0 million of senior notes for an aggregate purchase price of $1,206.2 million, which included the tender offer consideration and accrued and unpaid interest.

[4]	The Company paid an additional $0.4 million in connection with terminating the trade receivables facility.

“The net proceeds from the sale of the Digital Banking business have greatly strengthened the balance sheet, while reducing our annual interest expense and financing costs, thus improving the Company’s financial position to drive greater shareholder value,” stated Brian Webb-Walsh, CFO, NCR Voyix. “Our anticipated interest expense on the remaining bonds will be approximately $55 million on an annualized basis.”

About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail and restaurant industries. NCR Voyix empowers retailers and restaurants to transform their customers experiences through a comprehensive cloud-based platform and extensive services capabilities. Headquartered in Atlanta, Georgia, it serves customers in more than 30 countries.

Forward Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the Company’s business, performance and financial condition following the debt pay down; any projections of earnings, revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations or business strategy; any statements regarding future economic conditions or performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results, levels of activity, performance or achievements to differ materially from those contemplated in these forward-looking statements. Investors and others are cautioned not to place undue reliance on forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including factors relating to: the Company’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; the impact of changes in the Company’s credit ratings or future increases in interest rates; the Company’s ability to achieve some or all of the expected benefits of the sale of Digital Banking; and the other risks and uncertainties further described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, and in the Company’s subsequent Quarterly Reports on Form 10-Q, as well as in the Company’s other reports filed with or furnished to the U.S. Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. These forward-looking statements speak only as of the date of this press release or as of the date to which they refer, and NCR Voyix assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

News Media Contact

media.relations@ncrvoyix.com

Investor Contact

Alan Katz

alan.katz@ncrvoyix.com

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